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                                                                  Exhibit 4.11

                          REGISTRATION RIGHTS AGREEMENT

            DATED AS OF [       ], 2003 BY AND AMONG NELNET, INC.

                                       AND

                THE SHAREHOLDERS OF NELNET, INC. SIGNATORY HERETO




         REGISTRATION RIGHTS AGREEMENT, dated as of [       ], 2003 (the
"Agreement"), among Nelnet, Inc., a Nebraska corporation (the "Company"), and the shareholders of the Company signatory hereto.


                              W I T N E S S E T H :
                              --------------------

         WHEREAS, the Company and the Shareholders desire to provide the Shareholders with rights to register shares of Class A Common Stock (as defined below) under the Securities Act (as defined below).

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. Definitions. The following capitalized terms have the following meanings:

         "Class A Common Stock" means the Company's Class A Common Stock, par value $0.01 per share.

         "Class A Common Stock Equivalent" means any securities of any Person convertible into or exchangeable or exercisable for Class A Common Stock.

         "Class B Common Stock" means the Company's Class B Common Stock, par value $0.01 per share.

         "Code" means the U.S. Internal Revenue Code of 1986, as amended.

         "Commission" means the U.S. Securities and Exchange Commission or any other United States federal agency administering the Securities Act.

         "Common Stock" means the Class A Common Stock and the Class B Common Stock, collectively.

         "Common Stock Equivalent" means any securities o f any Person convertible into or exchangeable or exercisable for Common Stock.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, as in effect from time to time.
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         "Exempt Transfer" means a transfer of shares of Class B Common Stock that does not result in the automatic conversion of such shares of Class B Common Stock into shares of Class A Common Stock pursuant to the terms of the Company's Second Amended and Restated Articles of Incorporation; provided, however, that no such transfer shall constitute an "Exempt Transfer" unless (a) the transferee agrees in writing to be bound by this Agreement as if such transferee were a Shareholder hereunder and (b) the transfer is a transaction that is exempt from the registration and qualification requirements of federal and state securities laws and, if reasonably requested, the Company receives an opinion of counsel reasonably acceptable to the Company that such transfer is made in compliance with applicable federal and state securities laws.

         "Initial Public Offering" means the closing of a underwritten public offering of Class A Common Stock registered with the Commission under the Securities Act.

         "NASD" means the National Association of Securities Dealers, Inc. and any successor organization.

         "Person" means an individual, corporation, partnership, association, joint-stock company, trust where the interests of the beneficiaries are evidenced by a security, unincorporated organization, estate, governmental or political subdivision thereof or governmental agency.

         "Qualified Shareholder" means any Shareholder that is the beneficial holder of (a) Registrable Securities or (b) in the case of any Registrable Securities specified in clause (b) of the definition of "Registrable Securities," Class B Common Stock.

         "Registrable Securities" means (a) shares of Class A Common Stock and
(b) shares of Class A Common Stock issuable upon conversion of Class B Common Stock; provided, however, that a Registrable Security shall cease to be a Registrable Security at such time that the Registrable Security has been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering it or transferred pursuant to Rule 144 under the Securities Act (or any successor provision then in force).

         "Registration Statement" means a registration statement provided for in
Section 6 of the Securities Act under which securities are registered under the Securities Act, together with any preliminary, final or summary prospectus contained therein, any amendment or supplement thereto, and any document incorporated by reference therein.

         "Securities Act" means the Securities Act of 1933 and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

         "Shareholder" means the shareholders signatory to this Agreement and any transferee of such shareholder pursuant to an Exempt Transfer.

         2. Demand Registration.

         (a) Right to Demand. If the Company shall receive a written request from one or more Qualified Shareholders (a "Demand Registration Notice") that the Company register with the Commission, under and in accordance with the provisions of the Securities Act, all or part of their Registrable Securities (a "Demand Registration"), with respect to Registrable Securities


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that will provide net proceeds, after deduction of underwriting discounts and commissions, to such Qualified Shareholders of not less than $5.0 million, the Company shall have twenty-one (21) days to determine whether to file a registration statement for the offer and sale of securities for its own account. If during such twenty-one (21) day period, the Company in good faith determines to undertake or is undertaking such an offering on its own behalf (a "Company Offering") and to file a registration statement for a Company Offering and provides written notice to such Qualified Shareholders of such decision, the Company shall have no obligation to register any Registrable Securities except pursuant to and in accordance with Section 3 until the completion of such Company Offering and the request made by such Qualified Shareholders shall not be counted as a Demand Registration for the purposes of Section 2(a)(iii); provided, however, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement for a Company Offering to become effective. If the Company determines not to undertake a Company Offering, the Company shall, no later than ten (10) days after the expiration of such twenty-one (21) day period, send written notice to each Shareholder of such decision and its intention to comply with the Demand Registration Notice and, subject to Section 2(c), to include in such registration all Registrable Securities of Qualified Shareholders with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the Company's giving of such notice. Once a Demand Registration Notice has been delivered by a Qualified Shareholder, no other Demand Registration Notice may be delivered by any other Qualified Shareholder or be effective until, (x) if the Company has elected to undertake or is undertaking a Company Offering in compliance with the foregoing requirements, such Company Offering is completed or abandoned, or (y) if the Company has not so elected and is not so undertaking, the delivered Demand Registration Notice has been withdrawn or ninety (90) days after the effective date of the registration statement relating to such Demand Registration (or such shorter period as may be agreed to by the managing underwriter or underwriters). Once a Demand Registration Notice has been delivered by a Qualified Shareholder, unless it has elected to undertake or is undertaking a Company Offering in compliance with the foregoing provisions, the Company will not effect a public sale or distribution of its equity securities or securities convertible into or exercisable or exchangeable for such equity securities under the Securities Act after such Demand Registration Notice has been delivered until (1) such Demand Registration Notice has been withdrawn or (2) ninety (90) days after the effective date of the registration statement relating to such Demand Registration (or such shorter period as may be agreed to by the managing underwriter or underwriters). Any registration that involves a shelf registration statement shall be deemed one Demand Registration for the purposes of clause (iii) below. A Demand Registration may be either a long-form registration or, if the Company is then eligible to use Form S-3, a short-form registration. All Demand Registrations shall be short-form registrations whenever the Company is eligible to use any applicable short-form for registrations. All requests made pursuant to this Section 2(a) will specify the aggregate number of Registrable Securities requested to be registered and will also specify the intended methods of disposition thereof; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a):

              (i) prior to the date which is twelve (12) months following the effective date of the Initial Public Offering;

              (ii) prior to the date which is twelve (12) months following the date of receipt by the Company of any Demand Registration Notice from a Qualified Shareholder, pro-


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         vided, however, that the Qualified Shareholder has not withdrawn such
         Demand Registration Notice;

              (iii) after the Company has effected two (2) Demand Registrations requested by Qualified Shareholders; or

              (iv) if the Company shall furnish to the Qualified Shareholders a certificate, signed by the President of the Company, stating that in the good faith judgment of the "independent" members of the Board of Directors of the Company it would be detrimental to best interests of the Company for a Registration Statement to be filed at such time. In such event, the Company's obligation to use all reasonable efforts to register, qualify or comply under this Section 2(a) shall be deferred for a single period not to exceed ninety (90) days from the date of receipt of the Demand Registration Notice by the Qualified Shareholders.

         A registration requested pursuant to this Section 2(a) shall not be deemed to have been effected for purposes of clause (iii) above, (1) unless a registration statement with respect thereto has become effective (unless the Demand Registration has been withdrawn by the Qualified Shareholders that gave the applicable Demand Registration Notice), (2) if the registration statement does not remain effective for a period of at least ninety (90) days (or, in the case of a shelf registration statement, nine (9) months) (as applicable, the "Effective Period") and all of the shares included in such registration have not been sold prior to the expiration of the Effective Period, (3) if, after it has become effective, but before all of the shares included in such registration have been sold prior to the expiration of the Effective Period, such registration is subject to any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court that permanently prevents the sale of the Registrable Securities that were to have been registered for any reason not attributable to the actions or omissions of the holders of such Registrable Securities or (4) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied and no such closing occurs, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered.

         (b) Selection of Underwriters. The underwriters of any offering pursuant to a Demand Registration shall be one or more nationally-recognized investment banking firms selected by the Qualified Shareholders which requested such Demand Registration, subject, however, to the Company's approval, which shall not be unreasonably withheld.

         (c) Priority in Demand Registrations. If the managing underwriter advises the Company in writing that, in its opinion, the number of Registrable Securities requested to be included in a Demand Registration exceeds what can be sold in such offering without having a material adverse effect on the success of the offering (including, without limitation, an adverse impact on the selling price or the number of Registrable Securities that any participating Qualified Shareholder may sell within a range acceptable to the Qualified Shareholders which requested such Demand Registration), then the Company will include in such Demand Registration the number of Registrable Securities requested to be included in such Demand Registration which the Company is so advised can be sold in such offering without having a material adverse effect on the success of such offering, pro rata among the holders thereof requesting such registration on the


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basis of the number of Registrable Securities requested to be included by such holders; provided, however, that the Company will include in any Demand Registration, prior to the inclusion of any Registrable Securities which are not held by the Qualified Shareholders which requested such Demand Registration, the number of Registrable Securities which are held by the Qualified Shareholders which requested such Demand Registration which the Company is so advised can be sold in such offering, pro rata among such Qualified Shareholders, if necessary.

         (d) Withdrawal. A Demand Registration may be withdrawn by (i) the Qualified Shareholder who requested such demand Registration or (ii) if more than one Qualified Shareholder requested such Demand Registration, those Qualified Shareholders holding a majority of the Registrable Securities included in the Demand Registration Notice without the demand counting as a Demand Registration hereunder.

         3. Piggyback Registration.

         (a) Right to Piggyback. Beginning on the date hereof, if the Company at any time proposes to register any of its Common Stock or Common Stock Equivalents (the "Piggyback Securities") under the Securities Act (other than registrations on Form S-4 or S-8 under the Securities Act or the equivalents thereof) with respect to an underwritten public offering solely for its own account and the form of Registration Statement to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice (a "Piggyback Registration Notice") to all Shareholders upon the earlier of (i) forty-five (45) days prior to the anticipated filing date or (ii) promptly following its decision to file or its intent to file such a registration statement, which notice shall specify the proposed offering price (or reasonable range thereof), the kind and number of securities to be registered, the distribution arrangements and such other information at the time appropriate to include in such notice. Within thirty (30) days after receipt of a Piggyback Registration Notice, any Qualified Shareholder may, by written notice to the Company, request the registration by the Company under the Securities Act of Registrable Securities in connection with such proposed registration by the Company under the Securities Act of its Piggyback Securities (a "Piggyback Registration"). Such written notice to the Company shall specify the Registrable Securities intended to be disposed of by such Qualified Shareholder. Upon receipt of such request, the Company will use its best efforts to register under the Securities Act all Registrable Securities which the Company has been so requested to register, to the extent requisite to permit the disposition of the Registrable Securities so to be registered; provided, however, that if at any time after giving notice of its intent to register Piggyback Securities and before the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company determines for any reason not to register or to delay registration of such Piggyback securities, the Company may, at its election, give notice of such determination to the Qualified Shareholder(s), and, thereupon, (1) in the case of a determination not to register, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration (but not from its obligation to pay registration expenses pursuant to Section 5 hereof), and (2) in the case of a determination to delay registering, the Company may delay registering any Registrable Securities for the same period as the delay in registering such Piggyback Securities.


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         (b) Selection of Underwriters. The underwriters of any offering pursuant to a Piggyback Registration shall be one or more nationally-recognized investment banking firms selected by the Company.

         (c) Priority in Piggyback Registrations. If the managing underwriter informs the Company in writing of its judgment that including the Registrable Securities in the Piggyback Registration creates a substantial risk that the proceeds or price per unit to be received from such offering might be reduced or that the number of Registrable Securities to be registered is too large to be reasonably sold, then the Company will include in such Piggyback Registration, to the extent of the number which the Company is so advised can be sold in such offering: first, all Piggyback Securities proposed by the Company to be sold for its own account; second, such Registrable Securities requested by any Qualified Shareholder to be included in such Piggyback Registration pro rata on the basis of the number of shares of such Registrable Securities so proposed to be sold and so requested to be included and third, such other securities requested by any other shareholder to be included in such Piggyback Registration pro rata on the basis of the number of shares of such securities so proposed to be sold and so requested to be included.

         (d) Withdrawal. A request for Piggyback Registration may be withdrawn by any Qualified Shareholder making such request within ten (10) days before such Piggyback Registration becomes effective.

         4. Registration Procedures.

         (a) Company Covenants. Whenever the Company is hereunder required to use its best efforts to effect the registration under the Securities Act of any Registrable Securities as provided in Section 2 or 3, the Company will:

              (i) prepare and file with the Commission the requisite Registration Statement to effect such registration and thereafter use its best efforts to cause such Registration Statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 3(a), its securities which are Registrable Securities) at any time prior to the effective date of the Registration Statement relating thereto;

              (ii) prepare and file with the commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such securities have been disposed of by the sellers thereof set forth in such Registration Statement;

              (iii) furnish to each seller of Registrable Securities covered by such Registration Statement such number of conformed copies of the Registration Statement, and of each amendment and supplement thereto, such number of copies of the prospectus contained in such Registration Statement and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;


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              (iv) use its best efforts to register or qualify all securities covered by such Registration Statement under such other securities or blue sky laws of U.S. jurisdictions as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as the Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to (a) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not be obligated to be so qualified but for the requirements of this subsection or (b) consent to general service of process in any such jurisdiction;

              (v) use its best efforts to cause all Registrable Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities of United States jurisdictions as may be necessary to enable the seller thereof to consummate the disposition of such Registrable Securities;

              (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller and the underwriters, of:

                           (x) an opinion of counsel for the Company dated the
                  effective date of the Registration Statement (and dated the closing date under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

                           (y) a customary "comfort letter" dated the effective
                  date of the Registration Statement (and dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such Registration Statement, covering substantially the same matters with respect to such Registration Statement and, in the case of the "comfort letter," with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities, and, in the case of the legal opinion, such other legal matters, and, in the case of the "comfort letter," such other financial matters, as such seller or the underwriter may reasonably request;

              (vii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, notify each seller of Registrable Securities covered by such Registration Statement promptly after the Company discovers that the prospectus included in such Registration Statement as then in effect includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit


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         to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

              (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

              (x) advise the selling Qualified Shareholders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all reasonable efforts to the prevent the issuance of any stop order or to obtain its withdrawal if any such stop order should be issued; and

              (xi) use its best efforts to list or cause to be quoted all Registrable Securities covered by such Registration Statement on any securities exchange on which or in any market in which similar securities issued by the Company are then listed or quoted.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may reasonably request for the purpose of effecting such registration. Any Person participating in any Demand Registration or Piggyback Registration must (a) agree to sell their securities on the basis provided in the underwriting agreement and (b) complete and execute all documents required under this Agreement or the underwriting agreement.

         Each Qualified Shareholder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(a)(vii), such Qualified Shareholder will discontinue immediately such Qualified Shareholder's disposition of securities pursuant to the Registration Statement until such Qualified Shareholder receives copies of the supplemented or amended prospectus contemplated by such Section 4(a)(vii) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         (b) Underwriting Agreements. The Company will enter into an underwriting agreement with the underwriters for any offering pursuant to a Demand Registration or Piggyback Registration if requested by the underwriters to do so. The underwriting agreement will contain such representations and warranties by the Company and such other terms as are generally prevailing at such time in underwriting agreements. The holders of Registrable Securities to be distributed by the underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations, warranties, and other agreements by the Company to and for the benefit of the underwriters also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations


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of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. No Qualified Shareholder shall be required to make representations or warranties to, or agreements with, the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution, any representations required by law and any other customary representations.

         (c) Holdback Agreements. (i) Each Shareholder agrees not to effect any public sale or distribution of any Common Stock or Common Stock Equivalents during the 180 days after the Initial Public Offering has become effective and during the 90 days after any Demand Registration or Piggyback Registration has become effective, except as part of such Initial Public Offering, Demand Registration or Piggyback Registration, as the case may be, unless the managing underwriter of the Initial Public Offering, Demand Registration or Piggyback Registration otherwise agrees to such sale or distribution.

              (ii) The Company agrees not to effect any public sale or distribution of its equity securities or securities convertible into or exchangeable or exercisable for any of such securities during the seven
         (7) days prior to and the 90 days after any Demand Registration or Piggyback Registration has become effective, except as part of such Demand Registration or Piggyback Registration, as the case may be, and except pursuant to registrations on Form S-4 or S-8 under the Securities Act or any successor or similar forms thereto.

         (d) Preparation; Reasonable Investigation. In connection with the preparation and filing of each Registration Statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities to be registered under such Registration Statement, the underwriters and their respective counsel and accountants, the opportunity to participate in preparing the Registration Statement. The Company will also give each of such Persons such access to its books and records and opportunities to discuss the business of the Company with the Company's officers and independent public accountants who have certified the Company's financial statements as shall, in the opinion of such holders' and such underwriters' respective counsel, be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

         (e) Rule 144. If the Company files a Registration Statement pursuant to the Securities Act or Section 12 of the Exchange Act, the Company will also file the reports required to be filed by it under the Securities Act and the Exchange Act to enable the Shareholders to sell their Registrable Securities without registration under the Securities Act and within the exemptions provided under the Securities Act by Rule 144 or any similar rule or regulation hereafter adopted by the Commission.

         5. Registration Expenses. The Company will bear all expenses incident to the Company's compliance with this Agreement, including, without limitation, registration, filing and fees with the Commission and the NASD, securities and blue sky compliance fees and expenses, word processing expenses, duplicating expenses, printing expenses, engraving expenses, messenger and delivery expenses, Company general and administrative expenses, counsel and accountants (including, without limitation, the reasonable fees and disbursements of not more than one counsel selected by the selling Qualified Shareholders to represent such selling Qualified

Shareholders in connection with a Demand Registration), special audit costs, financial statement and reconstruction costs, comfort letter costs, underwriter fees and disbursements customarily paid by issuers or sellers of securities (including fees paid to a "qualified independent underwriter" required by the rules of the NASD in connection with a distribution), "road show" expenses and allocations and the expense for other Persons retained by the Company, but excluding (x) fees and disbursements of the Qualified Shareholders' counsel, accountants or other representatives (except as otherwise provided in this Section 5), and (y) discounts, commissions or fees of underwriters, selling brokers, dealer managers, sales agents or similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which shall be borne by the sellers of the Registrable Securities being registered in all cases.

         6. Indemnification.

         (a) Indemnification by the Company. In the event of any Demand Registration or Piggyback Registration of any Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each seller of any Registrable Securities covered by the Registration Statement with respect thereto, such seller's partners, directors and officers, each underwriter (including any "qualified independent underwriter" required by the rules of the NASD) of the offering or sale of such securities, and each Person who controls such seller or underwriter within the meaning of the Securities Act, against any uninsured losses, claims, damages or liabilities to which such seller, partner, director, officer, underwriter or controlling Person, as the case may be, may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of material fact contained in the Registration Statement under which such Registrable Securities were sold or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse each such indemnified Person for expenses reasonably incurred by it in connection with defending such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be liable in any such case for any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) or expenses which arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made by the Company in such Registration Statement in reliance upon information furnished to the Company in writing by such Person for inclusion in the Registration Statement; and provided further, however, that the Company shall not be liable to and does not indemnify any underwriter in the offering or sale of Registrable Securities, or any Person who controls an underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities, if such statement or omission was in the prospectus. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party, and shall survive the transfer of such Registrable Securities by the seller thereof.

         (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any Registration Statement, that the Company receive an


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undertaking satisfactory to it from the prospective seller(s) of such
Registrable Securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 6(a)) the Company, its directors, its officers, and each other Person who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such Registration Statement, if such statement or alleged statement or omission or alleged omission was made in reliance upon information furnished to the Company in writing by such seller for inclusion in the Registration Statement. If applicable, the prospective sellers' obligation to indemnify will be several, not joint and several, among such sellers. In no event shall the liability of any seller hereunder or under any underwriting agreement be greater in amount than net proceeds received by such seller upon the sale of the Registrable Securities (before deducting expenses) giving rise to such indemnification obligation. The Company shall also be entitled to receive indemnities from underwriters, selling brokers, dealer mangers, and similar securities industry professionals participating in the distribution, asset forth in the underwriting agreement governing such registration statement. This indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, its directors, officers or controlling Persons, and shall survive the transfer of such Registrable Securities by the seller thereof.

         (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action, suit, investigation or proceeding involving a claim referred to in Sections 6(a) or (b), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 6, except to the extent that the indemnifying party is materially prejudiced by the failure to give such notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable for any settlement made by the indemnified party without the indemnifying party's consent (which consent will not be unreasonably withheld) or for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 6 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Indemnification Payments. The indemnification required by this
Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         (f) Contribution. If the indemnification provided for in this Agreement is for any reason unavailable or insufficient to indemnify an indemnified party under Section 6(a), (b) or (d) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, or referred to therein, then each indemnifying party shall, in lieu of indemnifying such party, contribute to the amount payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, in a proportion which reflects: (i) the relative benefits received on the one hand by the Company and on the other hand by the holders of the Registrable Securities included in the offering; (ii) the relative fault with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, on the one hand of the Company and on the other hand of the holders of the Registrable Securities included in the offering; and (iii) any other relevant equitable considerations.

         The relative benefits received shall be deemed to be in the same proportion which the sum of the total subscription price paid to the Company in respect of the Registrable Securities plus the total net proceeds from the offering of the securities (before deducting expenses) received by the Company bears to the amount by which the total net proceeds from the offering of the securities (before deducting expenses) received by the holders of the Registrable Securities with respect to such offering exceeds the subscription price paid to the Company in respect of the Registrable Securities, and in each case, the net proceeds received from such offering shall be determined as set forth on the table of the cover page of the prospectus.

         The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the holders of the Registrable Securities; the intent of the parties; the parties' relative knowledge; the parties' access to information; and the parties' opportunity to correct or prevent such statement or omission. The Company and the Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 6 is determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.

         The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to in this Subsection 6(f) shall be deemed to include, for purposes of this Subsection 6(f), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. No person guilty of "fraudulent misrepresentation" within the meaning of Section 11 of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         7. Miscellaneous.

         (a) Amendments and Waivers. This Agreement may be amended or waived by consent of the Company and the Shareholders holding a majority of the Registrable Shares. Each Shareholder shall be bound by any consent authorized by this Section 7(a), whether or not any certificates representing shares of Common Stock shall have been marked to indicate such consent.

         (b) Notices. All consents, notices and other communications provided for hereunder shall be in writing shall be deemed to be duly given when received if personally delivered; upon confirmation of transmission if transmitted by telecopy, electronic or digital transmission method; the day after it is sent if sent via overnight delivery service; and upon receipt if sent by registered or certified mail. Communications to a Shareholder must be addressed to such Shareholder according to the shareholder records of the Company or at such other address as such Shareholder communicates to the Company. Communications to the Company must be addressed to: Nelnet, Inc. 121 South 13th Street, Suite 201,
Lincoln, Nebraska 68505, Attention: [             ], Facsimile (402) 458-[    ].

         (c) Assignment. This Agreement is personal to the parties hereto and not assignable and may not be enforced by any subsequent holder of securities of the Company; [provided, however, that this Agreement shall be assignable to, and shall bind and inure to the benefit of, each transferee of shares of Common Stock pursuant to an Exempt Transfer.]

         (d) Additional Rights. If the Company at any time grants to any other holders of Common Stock or Common Stock Equivalents any rights to request the Company to effect the registration under the Securities Act of any such shares of Common Stock or Common Stock Equivalents on terms more favorable to such holders than the terms set forth herein, the terms of this Agreement shall be deemed amended or supplemented to the extent necessary to provide the Shareholders with the same more favorable terms. The Company shall not grant any other Person rights to register securities of the Company on terms which could restrict in any way the ability of the Company to fully perform its obligations to the Shareholders pursuant to this Agreement.

         (e) Descriptive Headings. The descriptive headings of the sections and paragraphs of this Agreement are for reference only and shall not limit or otherwise affect the meaning hereof.

         (f) Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nebraska.

         (g) Submission to Jurisdiction; Service of Process.

              (i) Each of the parties hereto irrevocably submits to the
         jurisdiction of the [         ] of the State of Nebraska, County of
         [      ], the U.S. District Court for the [       ] and any appellate
         court or body thereto, over any suit, action or proceeding arising out of or relating to this Agreement. In addition, each party hereto irrevocably submits to the jurisdiction of the state and federal courts located in the jurisdiction in which such party has been organized or is domiciled in connection with any such suit, action or proceeding that may be brought against such party as a defendant. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such court has been brought in an inconvenient forum, and further agrees that a final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon such party.

              (ii) Each party hereto hereby irrevocably consents to the service of any process, pleading, notices or other appears by the mailing of copies thereof by registered, certified or first class mail, postage prepaid, to such party at such party's address set froth herein, or by any other method provided or permitted under Nebraska law.

         (h) Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

                                  NELNET, INC.

                                  By: ________________________________________
                                      Name:
                                      Title:



                                  SHAREHOLDERS:

                                  By: ________________________________________
                                      Michael S. Dunlap


                                  By: ________________________________________
                                      Stephen F. Butterfield


                                  By: ________________________________________
                                      Terri Dunlap


                                  By: ________________________________________
                                      Union Financial Services, Ltd.


                                  By: ________________________________________
                                      Union Bank as Trustee for the Michael
                                      S. Dunlap Grantor Retained Annuity Trust


                                  By: ________________________________________
                                      Union Bank as Trustee for the Stephen
                                      F. Butterfield Grantor Retained Annuity
                                      Trust

                            SCHEDULE OF SHAREHOLDERS





SHAREHOLDER                            NUMBER OF INITIAL REGISTRABLE SECURITIES

Michael S. Dunlap                      4,542,513

Stephen F. Butterfield                 4,193,250

Terri Dunlap                           1,701,000

Union Financial Services, Inc.         1,586,691

Union Bank as Trustee
for the Michael S. Dunlap

Grantor Retained Annuity Trust         1,400,000

Union Bank as Trustee
for the Stephen F. Butterfield

Grantor Retained Annuity Trust         600,000